FOR IMMEDIATE RELEASE:

April 26, 2005

EP Global Communications, Inc. Aims to Enter International

Markets in Europe

Johnstown, PA -- EP Global Communications, Inc. (EPGL)

On May 14, 2005, Joseph M. Valenzano Jr., President and CEO of EP Global Communications Inc., will join a five-day trade mission sponsored by the Commonwealth of Pennsylvania to identify and secure possible publishing partners in the United Kingdom and Ireland. This is part of an international outreach that is to include English speaking countries in Europe as well as the Pacific Rim.

The Commonwealth of Pennsylvania, through its offshore offices, has identified six potential candidates who will be introduced to Mr. Valenzano.  Their selection is based on criteria that include the capability to address specific cultural nuances as well as distribution channels for the dissemination of EP’s multi-media platform of information.  EP desires to expand its outreach to both professional medical societies as well as consumer-based organizations serving people with disabilities via its successful web-based CME and CEU accredited educational programs.  Several previous online educational seminars offered by EP in the arena of neurology, such as Contemporary Issues in the Diagnosis and Treatment of Attention Deficit Hyperactivity Disorders; Universal Newborn Screening; Lysosomal Storage Disorders, have already drawn participation from Europe and other parts of the world.

Presently the Company is not aware of any special interest consumer magazine such as Exceptional Parent available to the special needs communities in the markets being approached. EP has studied these markets for a number of years and has determined that an international presence would complement its US operations very well.

In the US it is estimated that there are 54 million individuals with varying disabilities.   According to the Company’s research, Europe’s disability community is at least twice that size.  Therefore, introducing Exceptional Parent magazine to this market, beginning with the UK, is believed to be a logical and beneficial strategic undertaking for EP.

Mr. Valenzano indicates, “The opportunity for a significant financial return is huge for any potential partner either in the UK or Ireland.  We believe we will find a suitable candidate to pursue further talks with as result of this initiative and intend to have an international presence by the fourth quarter of 2005.”

Valenzano notes that opportunities in Canada and Australia are also being explored.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements.  This press release contains forward-looking statements regarding the intent, belief or current expectations of the Company and members of its senior management team.  While the Company believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.  Factors that would cause actual results to differ materially from those contemplated within this press release include but are not limited to, those associated with general business conditions; client concentration; dependence on network providers; the timely and efficient implementation of customer contracts; developments in health care reform and other regulatory issues and changes in laws and regulations in key states where the Company operates; future capitol needs; control by directors and officers; and the loss of key management personnel.  Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release.  The Company disclaims any obligation to publicly update or revise any forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events.

###

Contact:

Angela Berzonski

Vice President Special Project Development

EP Global Communications, Inc.

551 Main Street

Johnstown, PA 15901

Or:

Investor Relations:

814-361-3860 ext 313

investorrelations@eparent.com